UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2013

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition or Assets.

On November 14, 2013, Cumulus Media Inc. (“Cumulus”) completed the sale to Townsquare Media, LLC (“Townsquare”) of 53 radio stations in 12 small and mid-sized markets for approximately $238.0 million in cash, and the swap with Townsquare of 15 radio stations in two small and mid-sized markets in exchange for five radio stations in Fresno, California (together, the "Townsquare Transaction"). Cumulus intends to use the cash proceeds from the Townsquare Transaction to fund a portion of the purchase price payable to complete its previously announced acquisition of Dial Global, Inc., now known as WestwoodOne. This acquisition is expected to be completed in the fourth quarter of 2013.
Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1
Unaudited pro forma condensed consolidated balance sheet of Cumulus Media Inc. as of September 30, 2013 and unaudited pro forma condensed consolidated statements of operations of Cumulus Media Inc. for the nine months ended September 30, 2013 and for the years ended December 31, 2012, 2011 and 2010, and notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P Hannan
Name: J.P. Hannan
Title: Senior Vice President, Treasurer and Chief Financial Officer
Date: November 14, 2013

Exhibit Index

Number	Exhibit

99.1
Unaudited pro forma condensed consolidated balance sheet of Cumulus Media Inc. as of September 30, 2013 and unaudited pro forma condensed consolidated statements of operations of Cumulus Media Inc. for the nine months ended September 30, 2013 and for the years ended December 31, 2012, 2011 and 2010, and notes related thereto.